Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors Applied Materials, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205; 33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289; 333-31291; 333-45007; 333-45011; 333-69193; 333-71241; 333-71243; 333-71245; 333-88777; 333-88779; 333-34118; 333-35396; 333-52518; 333-74764; 333-75698; 333-105355; 333-116393; 333-123531; 333-124711) on Forms S-8 of Applied Materials, Inc. of our reports dated December 14, 2005 with respect to the consolidated balance sheets of Applied Materials, Inc. and subsidiaries as of October 30, 2005 and October 31, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 30, 2005 and the effectiveness of internal control over financial reporting as of October 30, 2005, which reports appear in the October 30, 2005 annual report on Form 10-K of Applied Materials, Inc.

/s/ KPMG LLP KPMG LLP
Mountain View, California
December 14, 2005